Exhibit 99.1

Infinera Corporation Reports Third Quarter 2016 Financial Results

Sunnyvale, Calif., October 26, 2016 - Infinera Corporation (NASDAQ: INFN), provider of Intelligent Transport Networks, today released financial results for the third quarter of 2016 ended September 24, 2016.

GAAP revenue for the quarter was $185.5 million compared to $258.8 million in the second quarter of 2016 and $232.5 million in the third quarter of 2015.

GAAP gross margin for the quarter was 45.6% compared to 47.8% in the second quarter of 2016 and 44.2% in the third quarter of 2015. GAAP operating margin for the quarter was (5.9)% compared to 6.2% in the second quarter of 2016 and 6.1% in the third quarter of 2015.

GAAP net loss for the quarter was $(11.2) million, or $(0.08) per share, compared to net income of $11.5 million, or $0.08 per diluted share, in the second quarter of 2016, and net income of $8.5 million, or $0.06 per diluted share, in the third quarter of 2015.

Non-GAAP revenue for the quarter was $185.5 million compared to $259.0 million in the second quarter of 2016 and $233.2 million in the third quarter of 2015.

Non-GAAP gross margin for the quarter was 49.2% compared to 50.4% in the second quarter of 2016 and 47.5% in the third quarter of 2015. Non-GAAP operating margin for the quarter was 3.6% compared to 13.2% in the second quarter of 2016 and 14.4% in the third quarter of 2015.

Non-GAAP net income for the quarter was $7.4 million, or $0.05 per diluted share, compared to $30.9 million, or $0.21 per diluted share, in the second quarter of 2016, and $32.2 million, or $0.22 per diluted share, in the third quarter of 2015.

A further explanation of the use of non-GAAP financial information and a reconciliation of the non-GAAP financial measures to the GAAP equivalents can be found at the end of this release.

"As expected, weak demand across much of our business in the third quarter led to financial results that were below our standards,” said Tom Fallon, Infinera's Chief Executive Officer. “While the revenue environment is likely to remain challenging in the near term, we are making continued progress towards delivering our next generation of products and increasing the cadence in which we will introduce step function technology improvements.  I firmly believe that we have the team and the core technologies that will enable us to recover from our current challenges and ultimately return to delivering differentiated financial results.”

Conference Call Information
Infinera will host a conference call for analysts and investors to discuss its third quarter 2016 results and its outlook for the fourth quarter of 2016 today at 5:30 p.m. Eastern Time (2:30 p.m. Pacific Time). Interested parties may join the conference call by dialing 1-866-373-6878 (toll free) or 1-412-317-5101 (international). A live webcast of the conference call will also be accessible from the Events & Webcasts section of Infinera’s website at investors.infinera.com. Replay of the audio webcast will be available at investors.infinera.com approximately two hours after the end of the live call.

Contacts:
Media: Anna Vue	Investors: Jeff Hustis
Tel. +1 (916) 595-8157	Tel. +1 (408) 213-7150
avue@infinera.com	jhustis@infinera.com

About Infinera
Infinera provides Intelligent Transport Networks, enabling carriers, cloud operators, governments and enterprises to scale network bandwidth, accelerate service innovation and simplify optical network operations. Infinera’s end-to-end packet-optical portfolio is designed for long-haul, subsea, data center interconnect and metro applications. Infinera’s unique large scale photonic integrated circuits enable innovative optical networking solutions for the most demanding networks. To learn more about Infinera visit www.infinera.com, follow us on Twitter @Infinera and read our latest blog posts at blog.infinera.com.
Forward-Looking Statements
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. Such forward-looking statements include, without limitation, Infinera's expectations regarding its next generation of products and step function technology improvements; and Infinera’s ability to recover from its current challenges and ultimately return to delivering differentiated financial results. Forward-looking statements can also be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. These statements are based on information available to Infinera as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include delays in the development and introduction of new products or updates to existing products and market acceptance of these products; the effect that changes in product pricing or mix, and/or increases in component costs could have on Infinera’s gross margin; Infinera’s ability to respond to rapid technological changes; aggressive business tactics by Infinera’s competitors; Infinera's reliance on single-source suppliers; Infinera’s ability to protect Infinera’s intellectual property; Infinera's ability to successfully integrate the Infinera and Transmode businesses; claims by others that Infinera infringes their intellectual property; the effect of global macroeconomic conditions on Infinera's business; war, terrorism, public health issues, natural disasters and other circumstances that could disrupt the supply, delivery or demand of Infinera's products; and other risks and uncertainties detailed in Infinera’s SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in its Quarterly Report on Form 10-Q for the quarter ended on June 25, 2016 as filed with the SEC on August 2, 2016, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP measures that exclude non-cash stock-based compensation expenses, acquisition-related costs, certain purchase accounting adjustments related to Infinera's acquisition of Transmode AB, which closed during the third quarter of 2015, and amortization of debt discount on Infinera’s convertible senior notes. Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, these results are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income, basic and diluted net income per share, gross margin or operating margin prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations. For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the section titled, “GAAP to Non-GAAP Reconciliations.” Infinera anticipates disclosing forward-looking non-GAAP information in its conference call to discuss its third quarter 2016 results, including an estimate of certain non-GAAP financial measures for the fourth quarter of 2016 that excludes non-cash stock-based compensation expenses, acquisition-related costs, certain purchase accounting adjustments related to Infinera's acquisition of Transmode AB and amortization of debt discount on Infinera’s convertible senior notes.

A copy of this press release can be found on the Investor Relations page of Infinera’s website at www.infinera.com.

Infinera and the Infinera logo are trademarks or registered trademarks of Infinera Corporation. All other trademarks used or mentioned herein belong to their respective owners.

Infinera Corporation
GAAP Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 24, 2016	September 26, 2015	September 24, 2016	September 26, 2015
Revenue:
Product	$156,188	$202,365	$599,802	$542,190
Services	29,264	30,107	89,290	84,490
Total revenue	185,452	232,472	689,092	626,680
Cost of revenue:
Cost of product	91,064	117,154	331,564	306,151
Cost of services	9,786	12,513	32,842	32,816
Total cost of revenue	100,850	129,667	364,406	338,967
Gross profit	84,602	102,805	324,686	287,713
Operating expenses:
Research and development	50,855	45,466	164,541	128,144
Sales and marketing	27,960	24,721	88,434	67,298
General and administrative	16,646	18,358	51,617	46,324
Total operating expenses	95,461	88,545	304,592	241,766
Income (loss) from operations	(10,859)	14,260	20,094	45,947
Other income (expense), net:
Interest income	647	406	1,764	1,371
Interest expense	(3,313)	(3,014)	(9,644)	(8,851)
Other gain (loss), net:	(188)	(3,293)	(1,116)	1,788
Total other income (expense), net	(2,854)	(5,901)	(8,996)	(5,692)
Income (loss) before income taxes	(13,713)	8,359	11,098	40,255
Provision for (benefit from) income taxes	(2,416)	(151)	(725)	1,473
Net income (loss)	(11,297)	8,510	11,823	38,782
Less: Net loss attributable to noncontrolling interest	(125)	—	(503)	—
Net income (loss) attributable to Infinera Corporation	$(11,172)	$8,510	$12,326	$38,782
Net income (loss) per common share attributable to Infinera Corporation:
Basic	$(0.08)	$0.06	$0.09	$0.30
Diluted	$(0.08)	$0.06	$0.08	$0.27
Weighted average shares used in computing net income (loss) per common share:
Basic	143,850	134,834	142,350	131,007
Diluted	143,850	145,300	145,921	141,082

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended						Nine Months Ended
	September 24, 2016		June 25, 2016		September 26, 2015		September 24, 2016		September 26, 2015
Reconciliation of Revenue:
U.S. GAAP as reported	$185,452		$258,822		$232,472		$689,092		$626,680
Acquisition-related deferred revenue adjustment(1)	—		174		721		400		721
Non-GAAP as adjusted	$185,452		$258,996		$233,193		$689,492		$627,401

Reconciliation of Gross Profit:
U.S. GAAP as reported	$84,602	45.6%	$123,746	47.8%	$102,805	44.2%	$324,686	47.1%	$287,713	45.9%
Stock-based compensation(2)	1,424		1,658		1,621		4,614		4,357
Acquisition-related deferred revenue adjustment(1)	—		174		721		400		721
Amortization of acquired intangible assets(3)	5,102		4,998		1,922		14,970		1,922
Acquisition-related inventory step-up expense(4)	—		—		3,620		—		3,620
Acquisition-related costs(4)	38		40		—		117		—
Non-GAAP as adjusted	$91,166	49.2%	$130,616	50.4%	$110,689	47.5%	$344,787	50.0%	$298,333	47.6%

Reconciliation of Operating Expenses:
U.S. GAAP as reported	$95,461		$107,664		$88,545		$304,592		$241,766
Stock-based compensation(2)	8,787		9,335		6,830		24,577		19,511
Amortization of acquired intangible assets(3)	1,537		1,584		686		4,753		686
Acquisition-related costs(4)	563		402		3,950		1,453		6,676
Non-GAAP as adjusted	$84,574		$96,343		$77,079		$273,809		$214,893

Reconciliation of Income (Loss) from Operations:
U.S. GAAP as reported	$(10,859)	(5.9)%	$16,082	6.2%	$14,260	6.1%	$20,094	2.9%	$45,947	7.3%
Stock-based compensation(2)	10,211		10,993		8,451		29,191		23,868
Acquisition-related deferred revenue adjustment(1)	—		174		721		400		721
Amortization of acquired intangible assets(3)	6,639		6,582		2,608		19,723		2,608
Acquisition-related inventory step-up expense(4)	—		—		3,620		—		3,620
Acquisition-related costs(4)	601		442		3,950		1,570		6,676
Non-GAAP as adjusted	$6,592	3.6%	$34,273	13.2%	$33,610	14.4%	$70,978	10.3%	$83,440	13.3%

Reconciliation of Net Income (Loss) Attributable to Infinera Corporation:
U.S. GAAP as reported	$(11,172)		$11,483		$8,510		$12,326		$38,782
Stock-based compensation(2)	10,211		10,993		8,451		29,191		23,868
Acquisition-related deferred revenue adjustment(1)	—		174		721		400		721

	Three Months Ended			Nine Months Ended
	September 24, 2016	June 25, 2016	September 26, 2015	September 24, 2016	September 26, 2015
Amortization of acquired intangible assets(3)	6,639	6,582	2,608	19,723	2,608
Acquisition-related inventory step-up expense(4)	—	—	3,620	—	3,620
Acquisition-related costs(4)	874	862	3,950	2,263	6,676
Acquisition-related forward contract (gain) loss(5)	—	—	3,728	—	(1,054)
Amortization of debt discount(6)	2,391	2,331	2,162	6,996	6,328
Income tax effects(7)	(1,519)	(1,510)	(1,529)	(4,531)	(1,529)
Non-GAAP as adjusted	$7,424	$30,915	$32,221	$66,368	$80,020

Net Income (Loss) per Common Share Attributable to Infinera Corporation - Basic:
U.S. GAAP as reported	$(0.08)	$0.08	$0.06	$0.09	$0.30
Non-GAAP as adjusted	$0.05	$0.22	$0.24	$0.47	$0.61
Net Income (Loss) per Common Share Attributable to Infinera Corporation - Diluted:
U.S. GAAP as reported	$(0.08)	$0.08	$0.06	$0.08	$0.27
Non-GAAP as adjusted	$0.05	$0.21	$0.22	$0.45	$0.57
Weighted Average Shares Used in Computing Net Income (Loss) per Common Share:
Basic	143,850	142,396	134,834	142,350	131,007
Diluted	144,993	145,851	145,300	145,921	141,082
_____________________________

(1)
Business combination accounting principles require Infinera to write down to fair value its maintenance support contracts assumed in the Transmode acquisition. The revenue for these support contracts is deferred and typically recognized over a one year period, so Infinera's GAAP revenue for the one year period after the acquisition will not reflect the full amount of revenue that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustment eliminates the effect of the deferred revenue write-down. Management believes these adjustments to the revenue from these support contracts are useful to investors as an additional means to reflect revenue trends of Infinera's business.

(2)
Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees (in thousands):

	Three Months Ended			Nine Months Ended
	September 24, 2016	June 25, 2016	September 26, 2015	September 24, 2016	September 26, 2015
Cost of revenue	$756	$746	$645	$2,175	$1,740
Research and development	3,496	3,904	2,788	9,721	8,183
Sales and marketing	2,826	2,945	2,131	8,006	5,922
General and administration	2,465	2,486	1,911	6,850	5,406
	9,543	10,081	7,475	26,752	21,251
Cost of revenue - amortization from balance sheet*	668	912	976	2,439	2,617
Total stock-based compensation expense	$10,211	$10,993	$8,451	$29,191	$23,868
 _____________________________

*	Stock-based compensation expense deferred to inventory and deferred inventory costs in prior periods and recognized in the current period.

(3)
Amortization of acquisition-related intangible assets consists of amortization of developed technology, trade names, and customer relationships acquired in connection with the Transmode acquisition. U.S. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP operating expenses, gross margin and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.

(4)
Acquisition-related costs associated with the Transmode acquisition include legal, financial, employee retention costs and other professional fees incurred in connection with the transaction, including squeeze-out proceedings. These amounts have been adjusted in arriving at Infinera's non-GAAP results because management believes that these expenses are non-recurring, not indicative of ongoing operating performance and their exclusion provides a better indication of Infinera's underlying business performance.

(5)
In April 2015, Infinera entered into a foreign currency forward contract and in July 2015, Infinera entered into a series of foreign currency exchange option contracts to hedge currency exposures associated with the cash portion of the offer to acquire Transmode. The forward contract and option contracts were subsequently closed during the third quarter of 2015. The net change in the fair value of the forward contract and option contracts impacted Infinera's financial statements for the current interim reporting period. Management has excluded the impact of these gains and losses in arriving at Infinera's non-GAAP results because they are non-recurring and management believes that these gains are not indicative of ongoing operating performance.

(6)
Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. Accordingly, for GAAP purposes, Infinera is required to amortize as debt discount an amount equal to the fair value of the conversion option that was recorded in equity as interest expense on its $150 million 1.75% convertible debt issuance in May 2013 over the term of the notes. Interest expense has been excluded from Infinera's non-GAAP results because management believes that this non-cash expense is not indicative of ongoing operating performance and provides a better indication of Infinera's underlying business performance.

(7)	The difference between the GAAP and non-GAAP tax is due to the net tax effects of the purchase accounting adjustments and acquisition-related costs related to the Transmode acquisition.

Infinera Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	September 24, 2016	December 26, 2015
ASSETS
Current assets:
Cash and cash equivalents	$130,996	$149,101
Short-term investments	136,643	125,561
Short-term restricted cash	9,700	—
Accounts receivable, net of allowance for doubtful accounts of $807 in 2016 and $630 in 2015	152,467	186,243
Inventory	231,528	174,699
Prepaid expenses and other current assets	30,520	29,511
Total current assets	691,854	665,115
Property, plant and equipment, net	120,137	110,861
Intangible assets	133,939	156,319
Goodwill	187,927	191,560
Long-term investments	72,439	76,507
Cost-method investment	19,500	14,500
Long-term restricted cash	6,467	5,310
Other non-current assets	4,196	4,009
Total assets	$1,236,459	$1,224,181
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$76,789	$92,554
Accrued expenses	37,857	33,736
Accrued compensation and related benefits	37,942	49,887
Accrued warranty	15,875	17,889
Deferred revenue	38,063	42,977
Total current liabilities	206,526	237,043
Long-term debt, net	130,924	123,327
Accrued warranty, non-current	22,746	20,955
Deferred revenue, non-current	18,369	13,881
Deferred tax liability	31,419	35,731
Other long-term liabilities	18,161	16,183
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value
Authorized shares - 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value
Authorized shares - 500,000 as of September 24, 2016 and December 26, 2015
Issued and outstanding shares - 144,536 as of September 24, 2016 and 140,197 as of December 26, 2015	145	140
Additional paid-in capital	1,341,501	1,300,301
Accumulated other comprehensive income (loss)	(6,010)	1,123
Accumulated deficit	(527,322)	(539,413)
Total Infinera Corporation stockholders' equity	808,314	762,151
Noncontrolling interest	—	14,910
Total stockholders’ equity	808,314	777,061
Total liabilities and stockholders’ equity	$1,236,459	$1,224,181

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)(Unaudited)

	Nine Months Ended
	September 24, 2016	September 26, 2015
Cash Flows from Operating Activities:
Net income	$11,823	$38,782
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45,764	22,094
Amortization of debt discount and issuance costs	7,598	6,873
Amortization of premium on investments	925	2,405
Stock-based compensation expense	29,191	23,868
Other loss (gain)	261	(448)
Changes in assets and liabilities:
Accounts receivable	33,044	28,838
Inventory	(61,078)	(8,901)
Prepaid expenses and other assets	(1,625)	(6,058)
Accounts payable	(13,935)	(2,339)
Accrued liabilities and other expenses	(7,580)	(7,196)
Deferred revenue	(805)	700
Accrued warranty	(179)	8,742
Net cash provided by operating activities	43,404	107,360
Cash Flows from Investing Activities:
Purchase of available-for-sale investments	(118,017)	(126,940)
Acquisition of business, net of cash acquired	—	(144,445)
Realized gain from forward contract for business acquisition	—	1,053
Purchase of cost-method investment	(5,000)	—
Proceeds from sales of available-for-sale investments	—	67,303
Proceeds from maturities and calls of investments	110,554	178,717
Purchase of property and equipment	(32,878)	(26,710)
Change in restricted cash	(4,950)	127
Net cash used in investing activities	(50,291)	(50,895)
Cash Flows from Financing Activities:
Security pledge related to Squeeze-out Proceedings	(5,921)	—
Acquisition of noncontrolling interest	(16,771)	—
Proceeds from issuance of common stock	16,486	23,433
Minimum tax withholding paid on behalf of employees for net share settlement	(3,592)	(5,043)
Net cash provided by (used in) financing activities	(9,798)	18,390
Effect of exchange rate changes on cash	(1,420)	(247)
Net change in cash and cash equivalents	(18,105)	74,608
Cash and cash equivalents at beginning of period	149,101	86,495
Cash and cash equivalents at end of period	$130,996	$161,103
Supplemental disclosures of cash flow information:
Cash paid for income taxes, net of refunds	$5,557	$2,552
Cash paid for interest	$1,445	$1,317
Supplemental schedule of non-cash investing activities:
Transfer of inventory to fixed assets	$5,211	$5,861
Common stock issued in connection with acquisition	$—	$169,507

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q4'14	Q1'15	Q2'15	Q3'15	Q4'15	Q1'16	Q2'16	Q3'16
Revenue ($ Mil)	$186.3	$186.9	$207.3	$232.5	$260.0	$244.8	$258.8	$185.5
GAAP Gross Margin %	45.3%	47.2%	46.7%	44.2%	44.5%	47.5%	47.8%	45.6%
Non-GAAP Gross Margin %(1)	46.1%	47.8%	47.4%	47.5%	48.3%	50.2%	50.4%	49.2%
Revenue Composition:
Domestic %	58%	68%	75%	68%	62%	71%	64%	56%
International %	42%	32%	25%	32%	38%	29%	36%	44%
Customers >10% of Revenue	1	2	3	2	2	3	2	2
Cash Related Information:
Cash from Operations ($ Mil)	$18.7	$19.8	$55.0	$32.5	$25.8	$10.0	$28.2	$5.2
Capital Expenditures ($ Mil)	$8.8	$7.4	$8.7	$10.6	$15.3	$10.8	$12.5	$9.6
Depreciation & Amortization ($ Mil)	$6.6	$6.6	$6.3	$9.2	$13.7	$14.7	$15.2	$15.9
DSO’s	76	64	48	55	65	69	68	75
Inventory Metrics:
Raw Materials ($ Mil)	$15.2	$22.4	$30.2	$24.2	$27.9	$33.1	$39.1	$37.2
Work in Process ($ Mil)	$50.0	$45.9	$43.9	$48.5	$52.6	$59.4	$61.0	$65.5
Finished Goods ($ Mil)	$81.3	$88.9	$83.1	$97.2	$94.2	$97.2	$102.2	$128.8
Total Inventory ($ Mil)	$146.5	$157.2	$157.2	$169.9	$174.7	$189.7	$202.3	$231.5
Inventory Turns(2)	2.7	2.5	2.8	2.9	3.1	2.6	2.5	1.6
Worldwide Headcount	1,495	1,530	1,598	1,978	2,056	2,128	2,218	2,262

(1)
Non-GAAP adjustments include non-cash stock-based compensation expense, certain purchase accounting adjustments related to Infinera's acquisition of Transmode and amortization of acquired intangible assets. For a description of this non-GAAP financial measure, please see the section titled, “GAAP to Non-GAAP Reconciliations” of this press release for a reconciliation to the most directly comparable GAAP financial measures.

(2)
Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue before adjustments for non-cash stock-based compensation expense and certain purchase accounting adjustments, divided by the average inventory for the quarter.